Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal Third Quarter 2018

GAAP net revenue was $480.8 million

GAAP net income was $0.21 per diluted share

Net cash provided by operating activities was $203.0 million

Net Bookings were $653.9 million

Company deployed $110.1 million to repurchase 1.06 million shares of common stock

New York, NY — February 7, 2018 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for its fiscal third quarter 2018, ended December 31, 2017.  In addition, the Company provided its initial financial outlook for its fiscal fourth quarter ending March 31, 2018, and updated its financial outlook for its fiscal year ending March 31, 2018.

Fiscal Third Quarter 2018 GAAP Financial Highlights

Net revenue grew to $480.8 million, as compared to $476.5 million in last year’s fiscal third quarter.  Recurrent consumer spending (virtual currency, add-on content and microtransactions) grew 64% year-over-year and accounted for 32% of total net revenue.  The largest contributors to net revenue in fiscal third quarter 2018 were Grand Theft Auto® V and Grand Theft Auto Online, NBA® 2K18, WWE® 2K18 and WWE SuperCard, and L.A. Noire.

Digitally-delivered net revenue grew 8% to $258.4 million, as compared to $240.2 million in last year’s fiscal third quarter, and accounted for 54% of total net revenue.  The largest contributors to digitally-delivered net revenue in fiscal third quarter 2018 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, WWE 2K18 and WWE SuperCard, and Sid Meier’s Civilization VI.

Net income increased to $25.1 million, or $0.21 per diluted share, as compared to net loss of $29.8 million, or $0.33 per diluted share, for the comparable period last year.  Net income reflects $11.9 million of incremental income tax expense, or approximately $0.10 per diluted share, due to the application of the Tax Cuts and Jobs Act, enacted on December 22, 2017.  This amount is a reasonable estimate provided in accordance with Securities and Exchange Commission guidance.  We will provide additional information about such estimate in our forthcoming Form 10-Q for the fiscal quarter ended December 31, 2017.

Net cash provided by operating activities was $203.0 million.  As of December 31, 2017, the Company had cash and short-term investments of $1.322 billion.

The following data, together with a management reporting tax rate of 22%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended December 31, 2017
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Non-cash amounts related to convertible notes	Amortization & impairment of acquired intangible assets	Business reorganization

Net revenue	$480,840	173,099
Cost of goods sold	267,983	37,647	8,262		(4,912)
Gross profit	212,857	135,452	(8,262)		4,912

Operating expenses	204,005		(21,288)		(4,258)	(700)
Income from operations	8,852	135,452	13,026		9,170	700
Interest and other, net	3,374			795
Income before income taxes	12,226	135,452	13,026	795	9,170	700

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 119.5 million and adds back to net income the interest expense, net of tax, on its convertible notes of $0.01 million.

Operational Metric — Net Bookings

During fiscal third quarter 2018, total Net Bookings were $653.9 million, as compared to $744.8 million during last year’s fiscal third quarter, which had benefitted from the launches of Mafia III and Sid Meier’s Civilization VI.  Net Bookings from recurrent consumer spending grew 44% year-over-year and accounted for 40% of total Net Bookings.  The largest contributors to Net Bookings were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, WWE 2K18, L.A. Noire, and Dragon City and Monster Legends.

Catalog accounted for $343.5 million of Net Bookings led by Grand Theft Auto, and Dragon City and Monster Legends.

Digitally-delivered Net Bookings grew 6% to $379.7 million, as compared to $357.4 million in last year’s fiscal third quarter, and accounted for 58% of total Net Bookings.  The largest contributors to digitally-delivered Net Bookings in fiscal third quarter 2018 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, WWE 2K18 and WWE SuperCard, and Monster Legends and Dragon City.

Management Comments

“During the holiday season, we benefited from high consumer demand for our offerings, enabling our Company to deliver another quarter of both strong Net Bookings and net cash provided by operating activities,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Our stellar results were highlighted by record recurrent consumer spending on both Grand Theft Auto Online and NBA 2K18, robust ongoing sales of Grand Theft Auto V, and the successful launch of WWE 2K18.  We took advantage of favorable market conditions to deploy $110 million of cash to repurchase more than 1 million shares of our stock.  As a result of our outstanding third quarter performance and increased fourth quarter forecast, we are raising our fiscal 2018 outlook for Net Bookings.

“In addition to achieving superb results, we announced the formation of Private Division, our new label that is dedicated to bringing titles from top independent developers to market.  Private Division already has deals to publish several upcoming titles based on new IP from renowned talent, and represents an exciting new growth opportunity that complements Take-Two’s core business.

“Rockstar Games has announced that Red Dead Redemption 2 will launch on October 26, 2018.  We continue to expect to deliver both record Net Bookings and record net cash provided by operating activities in fiscal 2019, in excess of $2.5 billion and $700 million, respectively, led by the launches of Red Dead Redemption 2 and a highly anticipated new title from one of 2K’s biggest franchises.  We have a robust development pipeline and are better positioned than ever for long-term growth and margin expansion.”

Business and Product Highlights

Since October 1, 2017:

•                  Take-Two announced the formation of Private Division, a new publishing label that focuses on bringing titles from top independent developers to market.  Private Division will publish several upcoming titles based on new IP from renowned industry creative talent, including the previously announced Ancestors: The Humankind Odyssey from Panache Digital Games; an unannounced RPG currently codenamed Project Wight from The Outsiders; an unannounced RPG from Obsidian Entertainment; and an unannounced sci-fi first-person shooter from V1 Interactive.  Private Division is also the publisher for Kerbal Space Program, which Take-Two acquired in May 2017.

•                  Take-Two deployed $110.1 million to repurchase 1.06 million shares of its common stock.

•                  Effective December 18, 2017, Take-Two was added to the NASDAQ-100 Index® (Nasdaq: NDX).  The NASDAQ-100 Index is composed of the 100 largest non-financial companies listed on The NASDAQ Stock Market®.

Rockstar Games:

•                  Released new versions of the blockbuster detective thriller, L.A. Noire, for Nintendo Switch™, PlayStation®4 and Xbox One.  These new versions include the original L.A. Noire game plus all of its additional downloadable content, with specific enhancements tailored to the unique capabilities of each platform.  Following these came the release of LA Noire: The VR Case Files, featuring seven select cases from the original game rebuilt specifically for a virtual reality experience on the HTC VIVE™ system.

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  More themed content drops for Smuggler’s Run featuring:

•                  The Mammoth Mogul aircraft and Stockpile, a new, jet-fueled take on capture-the-flag.

•                  Transform Races, a new form of Stunt Race where players switch vehicle classes instantly mid-race across land, air and sea.

•                  Special Halloween content including the Vigilante weaponized vehicle, the Seabreeze aircraft and Condemned Adversary Mode.

•                  The Doomsday Heist, a story-driven online adventure involving the planning, preparation and execution of a series of epic co-operative heist missions and featuring a ton of new vehicles and gear, inside the biggest Grand Theft Auto Online update yet.

•                  Festive Surprise 2017, which featured holiday-themed items in stores across Los Santos, the Firework Launcher, as well as the return of favorite items from past holiday seasons and more.

•                  Released the Criminal Enterprise Starter Pack that gives players access to a huge range of the most exciting and popular additions to Grand Theft Auto Online, including properties, vehicles, weapons and more valued at over GTA$10,000,000 plus GTA$1,000,000 Bonus Cash.

•                  Announced that Red Dead Redemption 2, which had been planned for release during Spring 2018, will now launch on October 26, 2018 to allow additional time to polish further the final product.

2K:

•                  Released the Sid Meier’s Civilization VI: Khemer and Indonesia Civilization and Scenario Pack bringing new challenges and scenarios to Firaxis Games’ popular strategy series, and announced that its Rise and Fall expansion pack for the title will launch on February 8, 2018.

•                  Launched WWE 2K18 for PlayStation 4, Xbox One, Nintendo Switch and PC.  Developed collaboratively by Yuke’s and Visual Concepts, WWE 2K18 features Seth Rollins as its cover Superstar, along with the largest playable roster in franchise history, new online-centric Road to Glory mode, notable gameplay improvements, and a powerful new graphics engine.  WWE 2K18 has been supported with a series of downloadable content, including a Season Pass.

•                  Released WWE SuperCard — Season 4, the latest addition to the Company’s action-packed collectible card-battling game, as a free downloadable update for iOS and Android™ devices. Featuring 250 new cards, three new card tiers, and much more, the WWE SuperCard series — which has now been downloaded more than 16.5 million times to date — delivers the best in competitive and engaging WWE action for mobile devices.

•                  Launched NHL® SuperCard 2K18, the foremost NHL collectible card-battling game.  Featuring cover athlete Kyle Turris, center for the Nashville Predators, NHL SuperCard is available for download free of charge for iOS and Android devices and offers more than 450 cards, thrilling game modes, weekly events and more to bring players on the ice and into the action.

Private Division:

•                  Released Kerbal Space Program Enhanced Edition, the new console version of the beloved space simulation game, for digital download on PlayStation 4 and Xbox One.  Kerbal Space Program Enhanced Edition is built from the ground up to include re-worked and console-optimized UI, a new control scheme exclusively for consoles, and more ways to enjoy launching spaceships into orbit.  As a thank you to the existing console community, all owners of the prior console version of Kerbal Space Program can redeem the Enhanced Edition for free.

Financial Outlook for Fiscal 2018

Take-Two is providing its initial financial outlook for its fiscal fourth quarter ending March 31, 2018, and updating its financial outlook for its fiscal year ending March 31, 2018, as follows:

Fourth Quarter Ending March 31, 2018

•                  GAAP net revenue is expected to range from $460 to $510 million

•                  GAAP net income is expected to range from $87 to $99 million

•                  GAAP diluted net income per share is expected to range from $0.73 to $0.83

•                  Share count used to calculate GAAP diluted net income per share is expected to be 118.8 million (1)

•                  Net Bookings (operational metric) are expected to range from $410 to $460 million

The Company is also providing selected data and its management reporting tax rate of 22% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending March 31, 2018
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Non-cash amounts related to convertible notes	Amortization of acquired intangible assets

Net revenue	$460 to $510	$(50)
Cost of goods sold	$196 to $225	$(20)	$(6)		$(4)
Operating Expenses	$190 to $200		$(23)		$(3)
Interest and other, net	$(3)			$(0)
Income before income taxes	$77 to $88	$(30)	$29	$0	$7

Fiscal Year Ending March 31, 2018

As a result of its strong fiscal third quarter 2018 results and increased outlook for the fiscal fourth quarter, Take-Two is raising its fiscal year 2018 outlook for Net Bookings.  In addition, the Company is increasing its outlook for GAAP net revenue and GAAP net income.

•                  GAAP net revenue is expected to range from $1.80 to $1.85 billion

•                  GAAP net income is expected to range from $170 to $181 million

•                  GAAP diluted net income per share is expected to range from $1.50 to $1.60

•                  Share count used to calculate GAAP diluted net income per share is expected to be 113.2 million (4)

•                  Net cash provided by operating activities is expected to be approximately $300 million

•                  Capital expenditures are expected to be approximately $60 million

•                  Net Bookings (operational metric) are expected to range from $1.99 to $2.04 billion

The Company is also providing selected data and its management reporting tax rate of 22% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2018
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock- based compensation (3)		Non-cash amounts related to convertible notes	Acquisition related expenses	Amortization & impairment of acquired intangible assets	Business reorganization excluding stock-based compensation

Net revenue	$1,803 to $1,853	$187
Cost of goods sold	$905 to $934	$11	$(30)				$(17)
Operating Expenses	$776 to $786		$(93	)(5)		$7	$(27)	$(13)
Interest and other, net	$0				$(10)
Income before income taxes	$123 to $133	$176	$123		$10	$(7)	$44	$13

(1)         For the fiscal fourth quarter ending March 31, 2018, the Company’s fully diluted share count used for both GAAP and management reporting purposes is expected to be 118.8 million, which includes 114.0 million basic shares, 4.1 million shares representing the potential dilution from unvested employee stock grants, and 0.7 million shares representing the potential dilution from convertible notes.  For management reporting purposes, the interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share is $0.03 million.

(2)         The individual components of the financial outlook may not foot to the totals as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

(3)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 0.6 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(4)         For the fiscal year ending March 31, 2018, the Company’s fully diluted share count used for management reporting purposes is expected to be 118.0 million, which includes 110.1 million basic shares, 3.1 million shares representing the potential dilution from unvested employee stock grants, and 4.8 million shares representing the potential dilution from convertible notes.  The interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share for management reporting purposes is $0.83 million.  Take-Two’s GAAP net income per diluted share outlook is calculated using a diluted share count of 113.2 million (basic shares plus unvested employee stock grants ), because using the “if-converted” method and the Company’s fully diluted share count of 118.0 million would have been anti-dilutive.

(5)         Includes $2.4 million of stock-based compensation related to business reorganization.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while also leveraging opportunities on Nintendo Switch, Xbox 360, PlayStation 3, PC and mobile platforms; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since October 1, 2017:

Label	Title	Platforms	Release Date
2K	NHL SuperCard 2K18	iOS, Android	October 4, 2017
2K	WWE 2K18	PS4, Xbox One	October 13, 2017
2K	NBA 2K18	Switch (physical)	October 17, 2017
2K	WWE 2K18	PC	October 17, 2017
2K	WWE 2K18: Accelerator (DLC)	PS4, Xbox One, PC	October 17, 2017
2K	WWE 2K18: MyPlayer Kickstarter (DLC)	PS4, Xbox One, PC	October 17, 2017
2K	Sid Meier’s Civilization VI: Khemer & Indonesia Civilization/Scenario Pack (DLC)	PC	October 19, 2017
Rockstar Games	L.A. Noire	PS4, Xbox One, Switch	November 14, 2017
2K	Bioshock 10Th Anniversary Collector’s Edition	PS4, Xbox One	November 14, 2017
2K	Carnival Games VR: Alley Adventure (DLC)	PSVR, HTC Vive, Oculus Rift	November 14, 2017
2K	WWE SuperCard Season 4 (update)	iOS/Android	November 16, 2017
2K	WWE 2K18: NXT Generation Pack (DLC)	PS4, Xbox One, PC	November 21, 2017
2K	WWE 2K18	Switch	December 6, 2017
2K	WWE 2K18: New Moves Pack (DLC)	PS4, Xbox One, PC	December 12, 2017
Rockstar Games	L.A. Noire	HTC Vive	December 15, 2017
Private Division	Kerbal Space Program Enhanced Edition	PS4, Xbox One	January 16, 2018
2K	WWE 2K18: Enduring Icons Pack (DLC)	PS4, Xbox One, PC	January 16, 2018

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	Sid Meier’s Civilization VI: Rise and Fall (DLC)	PC	February 8, 2018
Private Division	Kerbal Space Program: Making History Expansion	PC	March 13, 2018
Rockstar Games	Red Dead Redemption 2	PS4, Xbox One	October 26, 2018

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended December 31, 2017.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its wholly-owned labels Rockstar Games and 2K, as well as its new Private Division label and Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016

Net revenue	$480,840	$476,473	$1,342,618	$1,208,192

Cost of goods sold:
Internal royalties	112,996	103,613	294,749	240,711
Software development costs and royalties	54,008	109,900	164,419	218,753
Product costs	69,492	70,089	156,124	170,127
Licenses	31,487	27,472	93,808	78,468
Total cost of goods sold	267,983	311,074	709,100	708,059

Gross profit	212,857	165,399	633,518	500,133

Selling and marketing	79,513	95,820	208,641	247,141
General and administrative	65,951	52,939	187,378	149,367
Research and development	49,977	37,589	142,245	101,494
Depreciation and amortization	7,864	7,460	34,490	22,329
Business reorganization	700	—	13,012	—
Total operating expenses	204,005	193,808	585,766	520,331
Income (loss) from operations	8,852	(28,409)	47,752	(20,198)
Interest and other, net	3,374	(3,715)	(2,403)	(15,298)
Gain on long-term investments, net	—	—	—	1,350
Income (loss) before income taxes	12,226	(32,124)	45,349	(34,146)
Benefit from income taxes	(12,914)	(2,282)	(37,331)	(2,169)
Net income (loss)	$25,140	$(29,842)	$82,680	$(31,977)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.22	$(0.33)	$0.76	$(0.37)
Diluted earnings (loss) per share	$0.21	$(0.33)	$0.74	$(0.37)

Weighted average shares outstanding:
Basic	113,991	90,428	109,010	86,796
Diluted	117,918	90,428	111,440	86,796

Computation of Basic EPS:
Net income (loss)	$25,140	$(29,842)	$82,680	$(31,977)
Less: net income allocated to participating securities	(62)	—	(487)	—
Net loss for basic and diluted EPS calculation	$25,078	$(29,842)	$82,193	$(31,977)

Weighted average shares outstanding - basic	113,991	90,428	109,010	86,796
Less: weighted average participating shares outstanding	(279)	—	(278)	—
Weighted average common shares outstanding - basic	113,712	90,428	108,732	86,796

Basic earnings (loss) per share	$0.22	$(0.33)	$0.76	$(0.37)

Computation of Diluted EPS:
Net income (loss)	$25,140	$(29,842)	$82,680	$(31,977)
Less: net income allocated to participating securities	(59)	—	(206)	—
Net income (loss) for diluted EPS calculation	$25,081	$(29,842)	$82,474	$(31,977)

Weighted average common shares outstanding - basic	113,712	90,428	108,732	86,796
Add: dilutive effect of common stock equivalents	4,206	—	2,708	—
Total weighted average shares outstanding - diluted	117,918	90,428	111,440	86,796
Less: weighted average participating shares outstanding	(279)	—	(278)	—
Weighted average common shares outstanding - diluted	117,639	90,428	111,162	86,796

Diluted earnings (loss) per share	$0.21	$(0.33)	$0.74	$(0.37)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	March 31,
	2017	2017

ASSETS
Current assets:
Cash and cash equivalents	$774,455	$943,396
Short-term investments	547,329	448,932
Restricted cash	374,806	337,818
Accounts receivable, net of allowances of $67,685 and $66,483 at December 31, 2017 and March 31, 2017 respectively	425,931	219,558
Inventory	30,857	16,323
Software development costs and licenses	39,369	41,721
Deferred cost of goods sold	164,112	127,901
Prepaid expenses and other	90,865	59,593
Total current assets	2,447,724	2,195,242

Fixed assets, net	96,570	67,300
Software development costs and licenses, net of current portion	586,866	381,910
Goodwill	389,728	359,115
Other intangibles, net	108,112	110,262
Other assets	53,610	35,325
Total assets	$3,682,610	$3,149,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,998	$31,892
Accrued expenses and other current liabilities	907,345	750,875
Deferred revenue	1,118,774	903,125
Total current liabilities	2,072,117	1,685,892

Long-term debt	13,838	251,929
Non-current deferred revenue	44,501	10,406
Other long-term liabilities	151,334	197,199
Total liabilities	2,281,790	2,145,426

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 132,581 and 119,813 shares issued and 114,325 and 102,621 outstanding at December 31, 2017 and March 31, 2017, respectively	1,326	1,198
Additional paid-in capital	1,861,424	1,452,754
Treasury stock, at cost; 18,256 and 17,192 common shares at December 31, 2017 and March 31, 2017, respectively	(413,524)	(303,388)
Accumulated deficit	(17,311)	(99,694)
Accumulated other comprehensive loss	(31,095)	(47,142)
Total stockholders’ equity	1,400,820	1,003,728
Total liabilities and stockholders’ equity	$3,682,610	$3,149,154

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended December 31,
	2017	2016

Operating activities:
Net income (loss)	$82,680	$(31,977)

Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	62,235	130,019
Depreciation	23,233	22,329
Amortization and impairment of intellectual property	26,470	1,398
Impairment of in-process research and development	11,257	—
Stock-based compensation	96,111	55,421
Amortization of discount on Convertible Notes	15,424	17,870
Gain on conversions of Convertible Notes	(4,855)	—
Amortization of debt issuance costs	554	1,078
Other, net	3,432	(3,604)
Changes in assets and liabilities:
Restricted cash	(36,988)	(17,372)
Accounts receivable	(206,084)	(160,095)
Inventory	(12,976)	(15,876)
Software development costs and licenses	(186,373)	(194,422)
Prepaid expenses and other assets	(39,133)	(31,460)
Deferred revenue	238,590	302,728
Deferred cost of goods sold	(33,578)	(66,502)
Accounts payable, accrued expenses and other liabilities	164,086	230,067
Net cash provided by operating activities	204,085	239,602

Investing activities:
Change in bank time deposits	10,000	66,841
Proceeds from available-for-sale securities	172,925	101,357
Purchases of available-for-sale securities	(282,596)	(104,357)
Purchases of fixed assets	(47,478)	(14,369)
Proceeds from sale of long-term investments	—	1,350
Purchase of long-term investments	—	(1,885)
Asset acquisition	(25,965)	(750)
Business acquisition	(9,401)	—
Net cash (used in) provided by investing activities	(182,515)	48,187

Financing activities:
Excess tax benefit from stock-based compensation	—	1,499
Tax payment related to net share settlements on restricted stock awards	(94,930)	(36,734)
Repurchase of common stock	(110,136)	—
Net cash used in financing activities	(205,066)	(35,235)

Effects of foreign exchange rates on cash and cash equivalents	14,555	(11,866)

Net change in cash and cash equivalents	(168,941)	240,688
Cash and cash equivalents, beginning of year	943,396	798,742
Cash and cash equivalents, end of period	$774,455	$1,039,430

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$262,338	55%	$257,504	54%
International	218,502	45%	218,969	46%
Total net revenue	480,840	100%	476,473	100%

Net bookings by geographic region
United States	$381,277	58%	$396,914	53%
International	272,664	42%	347,909	47%
Total net bookings	$653,941	100%	$744,823	100%

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$258,442	54%	$240,213	50%
Physical retail and other	222,398	46%	236,260	50%
Total net revenue	480,840	100%	476,473	100%

Net bookings by distribution channel
Digital online	$379,723	58%	$357,435	48%
Physical retail and other	274,218	42%	387,388	52%
Total net bookings	$653,941	100%	$744,823	100%

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$394,461	82%	$354,220	74%
PC and other	86,379	18%	122,253	26%
Total net revenue	480,840	100%	476,473	100%

Net bookings by platform mix
Console	$546,645	84%	$600,443	81%
PC and other	107,296	16%	144,380	19%
Total net bookings	$653,941	100%	$744,823	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Nine Months Ended December 31, 2017		Nine Months Ended December 31, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$796,603	59%	$703,088	58%
International	546,015	41%	505,104	42%
Total net revenue	1,342,618	100%	1,208,192	100%

Net bookings by geographic region
United States	$929,229	59%	$838,123	56%
International	650,005	41%	658,696	44%
Total net bookings	1,579,234	100%	1,496,819	100%

	Nine Months Ended December 31, 2017		Nine Months Ended December 31, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$829,564	62%	$643,051	53%
Physical retail and other	513,054	38%	565,141	47%
Total net revenue	1,342,618	100%	1,208,192	100%

Net bookings by distribution channel
Digital online	$1,016,373	64%	$782,777	52%
Physical retail and other	562,861	36%	714,042	48%
Total net bookings	1,579,234	100%	1,496,819	100%

	Nine Months Ended December 31, 2017		Nine Months Ended December 31, 2016
	Amount	% of Total	Amount	% of Total
Net Revenues by Platform Mix
Console	$1,099,843	82%	$961,285	80%
PC and other	242,775	18%	246,907	20%
Total net revenue	1,342,618	100%	1,208,192	100%

Net bookings by platform mix
Console	$1,298,258	82%	$1,235,671	83%
PC and other	280,976	18%	261,148	17%
Total net bookings	1,579,234	100%	1,496,819	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended December 31, 2017	Net Revenues	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$480,840	$112,996	$54,008	$69,492	$31,487	$79,513
Net effect from deferral and related cost of goods sold	173,099		108	20,576	16,963
Stock-based compensation			8,262			(3,014)
Amortization and impairment of acquired intangibles			(4,912)			(2,477)

Three Months Ended December 31, 2017	General and Administrative	Research and Development	Depreciation and Amortization	Business Reorganization	Interest and Other, net

As reported	$65,951	$49,977	$7,864	$700	$3,374
Stock-based compensation	(16,051)	(2,223)
Non-cash amounts related to Convertible Notes					795
Acquisition related expenses
Amortization and impairment of acquired intangibles	(18)	(1,635)	(128)
Impact of business reorganization				(700)
Other, net

Three Months Ended December 31, 2016	Net Revenues	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$476,473	$103,613	$109,900	$70,089	$27,472	$95,820
Net effect from deferral and related cost of goods sold	268,350		58,446	47,272	11,953
Stock-based compensation			(5,566)			(2,441)

Three Months Ended December 31, 2016	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net

As reported	$52,939	$37,589	$7,460	$(3,715)
Stock-based compensation	(10,382)	(3,243)
Non-cash amortization of discount on Convertible Notes				4,922

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Nine Months Ended December 31, 2017	Net Revenues	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$1,342,618	$294,749	$164,419	$156,124	$93,808	$208,641
Net effect from deferral and related cost of goods sold	236,616		(2,944)	19,308	14,920
Stock-based compensation			(23,284)			(8,787)
Amortization and impairment of acquired intangibles			(14,052)			(7,255)

Nine Months Ended December 31, 2017	General and Administrative	Research and Development	Depreciation and Amortization	Business Reorganization	Interest and Other, net

As reported	$187,378	$142,245	$34,490	$13,012	$(2,403)
Stock-based compensation	(48,629)	(12,990)		(2,421)
Non-cash amounts related to Convertible Notes					10,569
Non-cash (gain) loss on redemption of Convertible Notes
Acquisition related expenses	6,939
Amortization and impairment of acquired intangibles		(4,788)	(11,633)
Impact of business reorganization				(10,591)
Other, net					(93)

Nine Months Ended December 31, 2016	Net Revenues	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$1,208,192	$240,711	$218,753	$170,127	$78,468	$247,141
Net effect from deferral and related cost of goods sold	288,627		60,971	50,071	11,239	(7,269)
Stock-based compensation			(15,974)

Nine Months Ended December 31, 2016	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net

As reported	$149,367	$101,494	$22,329	$(15,298)
Stock-based compensation	(26,851)	(5,317)
Non-cash amortization of discount on Convertible Notes				17,903
Acquisition related expenses	(317)